SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549






                                   FORM 8-K/A
                                (AMENDMENT NO. 1)


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported): April 23, 2002
                                                  --------------



                                  CANDIE'S,INC
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    DELAWARE                     0-10593          11-2481903
    --------                    --------          ----------
(State or other jurisdiction   (Commission     (I.R.S. Employer
    of incorporation)          File Number)   Identification No.)


400 Columbus Avenue,  Valhalla, New York                10595-1335
-------------------------------------------------------------------
(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code: (914) 769-8600
                                                    --------------


                               None
------------------------------------------------------------------
   Former name or former address, if changed since last report

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Business Acquired

         UNZIPPED APPAREL LLC

                                                              Financial Page No.


Report of Independent Auditors                                               F-3
Balance Sheets as of January 31, 2002 and 2001                               F-4
Statements of Operations for the Years
  Ended January 31, 2002, 2001 and 2000                                      F-5
Statements of Members' (Deficit) Equity for the
  Years Ended January 31, 2002, 2001 and 2000                                F-6
Statements Of Cash Flows for
  the Years Ended January 31, 2002, 2001 and 2000.                           F-7
Notes to Financial Statements                                                F-8


(b)      Unaudited Pro Forma Financial Information

         ACQUISITION OF UNZIPPED APPAREL LLC

Introduction                                                                PF-1
Unaudited Pro Forma Consolidated Statements Of
  Operations for the Three Months Ended April 30,
  2002 and the Year Ended January 31, 2002                                  PF-2
Notes to Pro Forma Consolidated Statements of
  Operations                                                                PF-4


(c)  Exhibits

         Exhibit 23  Consent of Independent Auditors - Ernst & Young LLP

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        CANDIE'S, INC.


                                        By:/s/ Richard Danderline
                                        ----------------------------------------
                                        Name: Richard Danderline
                                        Title: Executive Vice President, Finance
                                                and Operations


Date:  July 8, 2002

(a)  Financial Statements of Business Acquired

     UNZIPPED APPAREL LLC



    FINANCIAL STATEMENTS
    Unzipped Apparel LLC
    Three years ended January 31, 2002
    with Report of Independent Auditors

                              Unzipped Apparel LLC

                              Financial Statements

                       Three years ended January 31, 2002




                                    Contents

Report of Independent Auditors...............................................F-3

Audited Financial Statements

Balance Sheets...............................................................F-4
Statements of Operations.....................................................F-5
Statements of Members' (Deficit) Equity......................................F-6
Statements of Cash Flows.....................................................F-7
Notes to Financial Statements................................................F-8

                         Report of Independent Auditors

Board of Directors
Unzipped Apparel LLC

We have audited the accompanying balance sheets of Unzipped Apparel LLC as of January 31, 2002 and 2001, and the related statements of operations, members' (deficit) equity and cash flows for each of the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Unzipped Apparel LLC as of January 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years then ended, in conformity with accounting principles generally accepted in the United States.

                              /s/ Ernst & Young LLP

Los Angeles, California
April 10, 2002

                              Unzipped Apparel LLC

                                 Balance Sheets


                                                                                  January 31
                                                                            2002              2001
                                                                     -------------------------------------
Assets
Current assets:
   Cash                                                                $        11,168   $        19,863
   Due from factor, net of allowance for customer credits and returns of $300,000 in 2002 and $459,837 in 2001
                                                                             5,436,603         4,991,696
   Due from related party                                                       93,527                 -
   Inventories                                                               8,359,212         9,259,938
   Prepaid expenses                                                             11,665                 -
                                                                     -------------------------------------
Total current assets                                                        13,912,175        14,271,497

Property and equipment, net of accumulated depreciation
                                                                               167,742           209,837
Other assets                                                                    12,099            12,399
                                                                     -------------------------------------
Total assets                                                           $    14,092,016   $    14,493,733
                                                                     =====================================

Liabilities and members' (deficit) equity Current liabilities:
   Accounts payable                                                    $        80,097   $        89,374
   Accrued expenses                                                            147,798           366,348
   Revolving credit agreement                                                6,896,694         9,105,557
   Due to related parties                                                    4,816,701         6,156,495
                                                                     -------------------------------------
Total current liabilities                                                   11,941,290        15,717,774

Due to related party - subordinated                                          5,000,000         3,500,000

Members' (deficit) equity:
   Contributions                                                             2,192,048         2,192,048
   Retained deficit                                                         (5,041,322)       (6,916,089)
                                                                     -------------------------------------
Total members' (deficit) equity                                             (2,849,274)       (4,724,041)
                                                                     -------------------------------------
Total liabilities and members' (deficit) equity                        $    14,092,016   $    14,493,733
                                                                     =====================================

See accompanying notes.

                              Unzipped Apparel LLC

                            Statements of Operations


                                                                     Year ended January 31
                                                            2002             2001              2000
                                                     ------------------------------------------------------

Net sales                                             $     40,152,379  $     41,578,213 $     32,111,939

Cost of goods sold                                          30,948,857        34,894,590       28,065,924
                                                     ------------------------------------------------------
Gross profit                                                 9,203,522         6,683,623        4,046,015

Operating expenses                                           6,136,651         7,024,403        7,315,752
                                                     ------------------------------------------------------
Income (loss) from operations                                3,066,871          (340,780)      (3,269,737)

Interest expense - net                                      (1,192,104)       (1,239,770)        (586,785)
Loss on disposal of fixed assets                                     -                 -         (389,453)
                                                     ------------------------------------------------------
Net income (loss)                                     $      1,874,767  $     (1,580,550)$     (4,245,975)
                                                     ======================================================


See accompanying notes.

                              Unzipped Apparel LLC

                     Statements of Members' (Deficit) Equity


                                                                          Michael Caruso
                                                      Sweet Sportswear,    and Company,     Total Members'
                                                             LLC           Incorporated         Equity
                                                     ---------------------------------------------------------

Balance at February 1, 1999                            $        51,242    $        51,242   $       102,484
   Capital contributions                                       500,000            500,000         1,000,000
   Allocation of net loss                                   (2,122,987)        (2,122,988)       (4,245,975)
                                                     ---------------------------------------------------------
Balance at January 31, 2000                                 (1,571,745)        (1,571,746)       (3,143,491)
   Allocation of net loss                                     (790,275)          (790,275)       (1,580,550)
                                                     ---------------------------------------------------------
Balance at January 31, 2001                                 (2,362,020)        (2,362,021)       (4,724,041)
   Allocation of net income                                    937,383            937,384         1,874,767
                                                     ---------------------------------------------------------
Balance at January 31, 2002                            $    (1,424,637)   $    (1,424,637)  $    (2,849,274)
                                                     =========================================================

See accompanying notes.

                              Unzipped Apparel LLC

                            Statements of Cash Flows


                                                                     Year ended January 31
                                                            2002             2001              2000
                                                     ------------------------------------------------------

Operating activities
Net income (loss)                                      $    1,874,767    $   (1,580,550)  $   (4,245,975)
Adjustments to reconcile net income (loss) to
   net cash provided by (used in) operating
   activities:
     Depreciation                                              62,167            55,109           71,772
     Loss on disposal of fixed assets                               -                 -          389,453
     Allowance for customer credits and returns               159,837          (181,055)         640,892
     Changes in operating assets and liabilities:
       Due from factor                                       (616,409)         (629,933)      (3,107,133)
       Accounts receivable                                          -            36,698          (36,698)
       Other assets                                               300            (1,500)               -
       Inventories                                            900,726        (2,540,679)      (5,074,787)
       Due to related parties                                  66,679         4,033,452        1,823,639
       Accounts payable                                        (9,275)           39,854           (4,228)
       Accrued expenses                                      (218,550)          261,077           27,395
                                                     ------------------------------------------------------
Net cash provided by (used in) operating                    2,220,242          (507,527)      (9,515,670)
   activities

Investing activities
Acquisition of property and equipment                         (20,072)          (31,307)        (608,347)
Other assets                                                        -            11,779           (4,359)
                                                     ------------------------------------------------------
Net cash used in investing activities                         (20,072)          (19,528)        (612,706)

Financing activities
Payments under revolving credit agreement                 (38,168,970)      (38,208,735)     (26,648,212)
Borrowings under revolving credit agreement                35,960,106        38,694,155       33,329,058
Borrowing under subordinated loan from
   related party                                                    -                 -        3,500,000
                                                     ------------------------------------------------------
Net cash (used in) provided by financing
   activities                                              (2,208,864)          485,420       10,180,846
                                                     ------------------------------------------------------

(Decrease) increase in cash                                    (8,695)          (41,635)          52,470
Cash at beginning of year                                      19,863            61,498            9,028
                                                     ------------------------------------------------------
Cash at end of year                                    $       11,168    $       19,863   $       61,498
                                                     ======================================================


Schedule of non-cash financing activities
Non-cash equity contributions                          $            -    $            -   $    1,000,000

Supplemental disclosures of cash flow information
Cash paid for interest                                 $      811,134    $      918,182   $      586,785


See accompanying notes.

                              Unzipped Apparel LLC

                          Notes to Financial Statements

                                January 31, 2002


1. Summary of Significant Accounting Policies

Organization and Basis of Presentation

Unzipped Apparel LLC, a Delaware limited liability company (the Company), was formed on September 17, 1998, between Sweet Sportswear, LLC (Sweet) and Michael Caruso & Co., Inc. (Caruso), a subsidiary of Candie's, Inc. (Candie's), both owning 50% interest, to contract, produce, distribute and market products with the Candie's and Bongo trademarks. The Company entered into an agreement (the Operating Agreement) with Sweet and Caruso, and obtained an exclusive license to use the trademarks effective September 17, 1998. The Company is dependent upon Azteca Production International (Azteca) to provide working capital funding, certain management services as well as the production of substantially all of its goods. The Company's LLC agreement specifies that the Company will terminate on December 31, 2020, unless terminated earlier based on provisions in the Operating Agreement. The Company's Operating Agreement provides for a mandatory sale of Sweet's interest in the Company to Candie's on January 31, 2003. Under the Company's LLC agreement, profits and losses are allocated and cash is distributed equally according to each member's ownership interest in the Company.

During the year ended January 31, 2000, the Company terminated its Candie's apparel division as well as the Caruso license for Candie's apparel products.

Revenue Recognition

Revenues are recorded, net of anticipated returns, allowances and discounts, at the time of shipment of merchandise.

Shipping and Handling Costs

The Company outsources distribution services to a related party. Costs relating to shipping and handling of approximately $1,873,000, $2,043,000 and $2,194,000 for the years ended January 31, 2002, 2001 and 2000, respectively, have been recorded as a component of operating expenses.

                              Unzipped Apparel LLC

1. Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Advertising Costs

The Company expenses advertising costs as incurred. The amount charged to advertising expense during the years ended January 31, 2002, 2001 and 2000 was approximately $1,247,000, $1,287,000 and $1,054,000, respectively.

Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market and consist exclusively of finished goods.

Property and Equipment

Property and equipment is recorded at cost. Depreciation of property and equipment is being provided by use of the straight-line method over the estimated useful lives of the assets which range from three to seven years. Leasehold improvements are amortized using the straight-line method over the lesser of their estimated useful lives or the term of the lease. Property and equipment includes capital lease obligations which are by their terms equivalent to purchase agreements.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less when purchased.

                              Unzipped Apparel LLC

1. Summary of Significant Accounting Policies (continued)

Income Taxes

No provision has been made in the accompanying financial statements for federal, state or local taxes of the members. The members are individually responsible for reporting their share of each item of income, gain, loss, deduction, or credit.

Concentration of Credit Risk

Financial instruments which potentially expose the Company to concentration of credit risk consist primarily of cash and cash equivalents, nonfactored accounts receivable and amounts due from the factor. In order to minimize the risk of loss, the Company assigns substantially all accounts receivable to a factor who assumes all credit risk with respect to collections on nonrecourse receivables. The Company generally does not require collateral from its customers.

Significant Customers

One customer accounted for 11%, 16% and 16% of gross sales for the years ended January 31, 2002, 2001 and 2000, respectively. Two other customers accounted for 11% and 10% of gross sales for the year ended January 31, 2000.

Long-Lived Assets

In March 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of" (SFAS 121), which requires impairment losses to be recorded on long-lived assets used in operations when indications of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. In such cases, the amount of the impairment is to be determined based on the relative fair value of the impaired assets. SFAS 121 also addresses the accounting for long-lived assets to be disposed of. At January 31, 2002, the Company believes there has been no impairment of the value of such assets.

                              Unzipped Apparel LLC

2. Due from Factor

The Company has a factoring agreement with CIT Group/Commercial  Services,  Inc.
(CIT). The Company assigns to CIT, without recourse for the financial inability of the customer to pay at maturity, all trade receivables of the Company acceptable to CIT at their net invoice price less a commission of approximately 0.4% of the gross amount of each receivable for the first 60-day term. Extended terms approved by CIT beyond 60 days require an additional 25% increase on the factor commission for each additional 30 days or portion thereof of extended terms or additional dating. The Company bears the entire risk of collection for nonapproved receivables and accounts receivable returned by the factor to the Company for disputed items. The factor agreement had an initial term of two years, renewable annually unless terminated by either party.

3. Property and Equipment

Property and equipment consists of the following:

                                                         January 31,
                                                    2002             2001
                                            ------------------------------------

Machinery and equipment                     $        1,104    $        1,104
Computer equipment                                  93,655            73,581
Furniture and fixtures                             213,409           213,409
Leasehold improvements                               8,434             8,434
                                            ------------------------------------
                                                   316,602           296,528
Less accumulated depreciation                    (148,860)          (86,691)
                                            ------------------------------------
                                            $      167,742    $      209,837
                                            ====================================


4. Debt

Revolving Credit Agreement

The Company has a credit facility with Congress Financial Corporation (Congress) which expires on September 30, 2002. Under the facility as amended, the Company may borrow up to $15,000,000 under revolving loans. Borrowings are limited by advance rates against eligible accounts receivable and inventory balances, as defined. Under the facility, the Company may also arrange for letters of credit. The borrowings bear interest at the lender's prime rate or at a rate of 2.25% per annum in excess of the Eurodollar rate.

                              Unzipped Apparel LLC

4. Debt (continued)

Revolving Credit Agreement (continued)

Borrowings under the facility are secured by substantially all of the assets of the Company and are guaranteed by the Chairman/Manager of the Company and his family trust, with such guarantee being limited to $500,000.

At January 31, 2002, no additional funds were available to be borrowed under the revolving credit agreement.

The facility requires the Company to be in compliance with certain financial and nonfinancial covenants. At January 31, 2002, the Company was required to have a minimum members' equity balance of $750,000. The Company obtained an amendment to the facility dated March 15, 2002, under which the minimum members' equity balance was waived for the period from November 1, 2001 through February 28, 2002. In consideration for the amendment, Azteca agreed to increase the amount of the subordinated loan from $3,500,000 to $5,000,000. For covenant purposes, the subordinated note payable is considered to be a component of members' equity.

5. Commitments and Contingencies

Leases

The Company occupies its office and showroom facilities in New York City in a location leased by Caruso. The Company pays monthly rent pursuant to the terms of the Caruso lease and remits payments directly to the lessor. The lease expires on July 31, 2003.

In addition to the lease referred to above, in April 1999, the Company and an affiliated company of Candie's entered into a noncancelable lease for additional office and showroom space which expires March 2003 (see Note 6). The Company also occupies space leased to Azteca and receives an allocated charge related to such space.

Total rent expense  charged to operations  for the years ended January 31, 2002,
2001  and  2000  aggregated  approximately  $150,000,   $155,000  and  $273,000,
respectively.

                              Unzipped Apparel LLC

5. Commitments and Contingencies (continued)

Leases (continued)

Future minimum payments for noncancelable operating leases referred to above consisted of the following at January 31, 2002:


                                                                  Operating
                                                                    Leases
                                                              ------------------

2003                                                            $      160,624
2004                                                                   160,624
2005                                                                   160,624
                                                              ------------------
Total minimum lease payments                                    $      481,872
                                                              ==================

6. Related Party Transactions

The Company has a supply agreement with Azteca for the exclusive development, manufacturing, and supply of certain products bearing the Bongo trademark. As consideration for the development of the products, the Company pays Azteca pursuant to a separate pricing schedule. The Company purchases products from Azteca at a price which generally approximates Azteca's cost plus 7%. The supply agreement was consummated upon the Company's formation and extends through January 31, 2003. Purchases for the years ended January 31, 2002, 2001 and 2000 approximated $30,800,000, $37,600,000 and $33,100,000, respectively.

Azteca also allocated expenses to the Company for the Company's use of a portion of Azteca's office space, design and production team and support personnel. Expenses allocated to the Company by Azteca approximated $433,000, $542,000 and $837,000 for the periods ended January 31, 2002 and 2001, respectively. The Company also receives executive management services from employees of Azteca and Candie's. Such services, provided for the benefit of Sweet and Caruso, are performed without a charge to the Company. Candie's and Caruso also permitted the Company to use the Bongo trademark for apparel products without charge to the Company.

At January 31, 2002, Azteca agreed to subordinate $5,000,000 of amounts due to Azteca by the Company. The subordinated balance bears interest at the prime rate plus 4% per annum and is repayable after borrowings from Congress have been repaid in full.

                              Unzipped Apparel LLC

6. Related Party Transactions (continued)

Pursuant to the Operating Agreement, the Company recorded advertising expense of approximately $1,238,000, $1,257,000 and $990,000 for the years ended January 31, 2002, 2001 and 2000, respectively. The expense, which is paid to Candie's, is equal to 3% of defined net sales intended for the advertising and promotion of the Company's products primarily by Candie's.

The Company has a  distribution  agreement  with Apparel  Distribution  Services
(ADS), an entity controlled by the shareholder of Sweet and Azteca. The agreement provides for a $0.35 per unit fee for warehousing and distribution functions and $0.15 per unit fee for processing and invoicing orders. The agreement also provides for reimbursement for certain operating costs incurred by ADS and charges for special handling fees at hourly rates approved by management. These rates can be adjusted annually by the parties to reflect changes in economic factors. The distribution agreement was consummated upon the Company's formation and extends through December 31, 2002.

For the years ended January 31, 2002, 2001 and 2000, distribution expenses under the agreement were approximately $1,873,000, $2,043,000 and 2,194,000, respectively. The amounts due to ADS below represent unpaid distribution fees at January 31, 2002 and 2001.

The Company occupies office space in a building rented by ADS and Commerce Clothing Company, LLC (Commerce), a related party. Rent expense allocated to the Company from ADS and Commerce for the years ended January 31, 2002, 2001 and 2000 was approximately $45,100, $44,400 and $42,500, respectively.

Amounts due to/from related parties consist of the following:

                                                      January 31,
                                                2002              2001
                                          --------------------------------------

Due to:
   Current:
     Azteca                                 $      641,077    $    3,054,680
     Candie's                                      183,268           131,045
     ADS                                         3,992,356         2,924,297
     Commerce                                            -            46,473
                                          --------------------------------------
                                                 4,816,701         6,156,495

                              Unzipped Apparel LLC

6. Related Party Transactions (continued)

                                                         January 31,
                                                   2002              2001
                                          --------------------------------------

   Noncurrent:
     Azteca                                $     5,000,000   $     3,500,000
                                          --------------------------------------
                                           $     9,816,701   $     9,656,495
                                          ======================================

Due from:
   Current:
     Commerce                              $        93,527   $             -
                                          ======================================

7. Termination of Candie's Apparel Division

During the year ended January 31, 2000, the Company's members committed to close its Candie's apparel division. In connection with the closure, the Company wrote-off approximately $368,000 of leasehold improvements and other equipment which was abandoned when the Company ceased using its showroom.

Candie's has taken title to the leasehold improvements and assumed the obligation of the showroom and various office equipment contained therein.

Additionally, in connection with the termination of the Candie's division, the Company recorded a reserve for obsolete and discontinued inventory of approximately $458,000 and an allowance for customer credits and returns of approximately $245,000. These amounts are included in the cost of goods and net sales components of the statement of operations, respectively, for the year ended January 31, 2000.

8. Events Subsequent to Date of Report of Independent Auditors (Unaudited)

On April 23, 2002, Candies purchased Sweet's 50% interest in the Company in exchange for 3,000,000 shares of Candies' common stock and $11.0 million of Candies redeemable preferred stock.

(b).  Unaudited Pro Forma Consolidated Financial Statements

Introduction

The following unaudited pro forma consolidated financial statements give effect to the acquisition by Candie's Inc. ("Candie's") in April 2002 of the remaining 50% of Unzipped Apparel LLC ("Unzipped") that it did not own, under the purchase method of accounting. These pro forma statements are presented for illustrative purpose only. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma consolidated financial statements do not purport to represent what the results of operations of Candie's would actually have been if the acquisition had in fact occurred on such date, nor do they purport to project the results of operations of Candie's for any future period.

Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, including estimated fees and expenses related to the acquisition, over the net assets acquired has been classified as goodwill. The estimated fair values and useful lives of assets acquired and liabilities assumed are based on a preliminary valuation and are subject to final valuation adjustments which may cause certain identified intangibles to be amortized as opposed to goodwill, which has not been amortized in accordance with FAS 142.

The unaudited pro forma statements of operations for the quarter ended April 30, 2002 and the year ended January 31, 2002 were prepared by combining Candie's and Unzipped's statements of operations for the periods then ended, giving effect to the acquisition as though it had occurred on February 1, 2001.

The consolidated historical financial statements of Candie's are derived from the consolidated financial statements included in Candie's Form 10-K for the year ended January 31, 2002 and Form 10-Q for the quarter ended April 30, 2002. The historical financial statement of Unzipped for the year ended January 31, 2002 is derived from Unzipped's financial statements included herein and the historical financial statement of Unzipped for the quarter ended April 30, 2002 is derived from unaudited financial statements not included herein.

A pro forma balance sheet has not been presented herein since the effects of the acquisition have been included in Candie's Form 10-Q for the quarter ended April 30, 2002.

Unaudited Pro Forma Consolidated Statement of Operations
Quarter ended April 30, 2002
(`000 omitted, except per share information)


                                                                                             Pro Forma         Pro Forma
                                                             Candie's        Unzipped       Adjustments       Consolidated
                                                         ------------------ -------------- ----------------- -----------------

Net sales                                                     $    24,190      $  13,625       $    (68) (a)      $   37,747

Licensing income                                                    1,427              -           (414) (b)           1,013
                                                         ------------------ -------------- ----------------- -----------------
Net revenue
                                                                   25,617         13,625           (482)              38,760

Cost of goods sold                                                 17,587         10,863            (59) (a)          28,391
                                                         ------------------ -------------- ----------------- -----------------
Gross profit
                                                                    8,030          2,762           (423)              10,369


Selling, general and administrative expenses                        7,062          2,087           (414) (b)           8,735

Special charges                                                        15              -               -                  15
                                                         ------------------ -------------- ----------------- -----------------


Operating income                                                      953            675             (9) (b)           1,619

Other expenses:

        Interest expense - net                                        277            260               -                 537

        Equity income in joint venture                              (250)              -             250 (c)               -
                                                         ------------------ -------------- ----------------- -----------------

                                                                       27            260             250                 537
                                                         ------------------ -------------- ----------------- -----------------


Income (loss) before income taxes                                     926            415           (259)               1,082


(Benefit) provision for income taxes                                (139)             13               -               (126)
                                                         ------------------ -------------- ----------------- -----------------


Net income (loss)                                                   1,065            402           (259)               1,208


Dividends                                                               -              -             198 (d)             198
                                                         ------------------ -------------- ----------------- -----------------

Net income (loss) available to common stockholders            $     1,065      $    402        $   (457)           $   1,010

                                                         ================== ============== ================= =================

Earnings per share:
                              Basic                            $     0.05                                          $    0.04
                                                         ==================                                  =================

                              Diluted                          $     0.05                                          $    0.04
                                                         ==================                                  =================

Weighted average number of common shares outstanding:

                              Basic                                20,642              -           3,000 (e)          23,642
                                                         ================== ============== ================= =================

                                                                                       -
                              Diluted                              23,104                          3,000 (e)          26,104
                                                         ================== ============== ================= =================

See accompanying notes.

Unaudited Pro Forma Consolidated Statement of Operations
Year ended January 31, 2002
(`000 omitted, except per share information)


                                                                                             Pro Forma         Pro Forma
                                                             Candie's        Unzipped       Adjustments       Consolidated
                                                         ------------------ -------------- ----------------- -----------------

Net sales                                                     $    96,327     $   40,152        $  (123) (a)     $   136,356

Licensing income                                                    5,075              -         (1,254) (b)           3,821
                                                         ------------------ -------------- ----------------- -----------------
Net revenue
                                                                  101,402         40,152         (1,377)             140,177

Cost of goods sold                                                 72,642         30,949           (123) (a)         103,468
                                                         ------------------ -------------- ----------------- -----------------
Gross profit
                                                                   28,760          9,203         (1,254)              36,709


Selling, general and administrative expenses                       28,514          6,136         (1,254) (b)          33,396

Special charges                                                     1,791              -               -               1,791
                                                         ------------------ -------------- ----------------- -----------------


Operating (loss) income                                           (1,545)          3,067               -               1,522

Other expenses:

        Interest expense - net                                      1,175          1,192               -               2,367

        Equity income in joint venture                              (500)              -             500 (c)               -
                                                         ------------------ -------------- ----------------- -----------------

                                                                      675          1,192             500               2,367

                                                         ------------------ -------------- ----------------- -----------------

(Loss) income before income taxes                                 (2,220)          1,875           (500)               (845)


Provision for income taxes                                             62              -               -                  62
                                                         ------------------ -------------- ----------------- -----------------


Net (loss) income                                                 (2,282)          1,875           (500)               (907)


Dividends                                                               -              -             800 (d)             800
                                                         ------------------ -------------- ----------------- -----------------

Net (loss) income available to common stockholders            $   (2,282)     $    1,875      $  (1,300)         $   (1,707)

                                                         ================== ============== ================= =================

Loss per share:
                              Basic                           $    (0.12)                                        $    (0.08)
                                                         ==================                                  =================

                              Diluted                         $    (0.12)                                        $    (0.08)
                                                         ==================                                  =================

Weighted average number of common shares outstanding:

                              Basic                                19,647              -           3,000 (e)          22,647
                                                         ================== ============== ================= =================


                              Diluted                              19,647              -           3,000 (e)          22,647
                                                         ================== ============== ================= =================


See accompanying notes.

Notes to Unaudited Pro Forma Consolidated Statements of Operations

(a)  Represents the elimination of sales by Unzipped to Candie's.

(b) Represents the elimination of licensing income and expenses historically received and incurred, respectively, relating to the license of Bongo jeanswear by Candie's to Unzipped.

(c) Represents the elimination of equity income in joint venture by Candie's resulting from a reduction in its liability relating to Unzipped.

(d) Represents dividends that would have been payable under the terms of the acquisition agreement.

(e) Represents the shares of Candie's common stock that were issued as part of the acquisition.